UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2009
Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34276	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th floor, Burbank, CA	91505

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 668-2100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On September 8, 2009, Youbet.com, Inc. (the “Company”) issued a press release announcing today that it intends to restate its consolidated financial statements for the interim periods ended March 31, and June 30, 2009 to correct an error in the Company’s calculation of accruals under its “Youbet Advantage” player incentive program. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. More information concerning the restatements and the amended Quarterly Reports on Form 10-Q/A the Company is filing in connection with the restatement is discussed below under Item 4.02 of this Current Report on Form 8-K.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)    On September 1, 2009, the Audit Committee of the Company’s Board of Directors, based on the recommendation of the Company’s management, concluded that the Company’s interim consolidated financial statements contained in its Quarterly Reports on Form 10-Q previously filed with the Securities and Exchange Commission for the periods ended March 31, and June 30, 2009 will need to be restated and should no longer be relied upon, and directed management to file amended Quarterly Reports on Form 10-Q/A as soon as practical containing restated interim consolidated financial statements for all such periods.
The restatements relate to an error in the first quarter calculation of accruals under the Company’s “Youbet Advantage” player incentive program that was discovered by the Company’s management during its review of the program in an effort intended to improve its efficiency. Specifically, the Company discovered that points in the “Youbet Advantage” program were not being automatically cancelled in accordance with terms and conditions of the program, and that members were able to redeem expired points for either credit against future wagers or merchandise, which resulted in an error in the calculation of accruals and related liabilities associated with the program. The Company expects that the effect of the restatements will consist of a non-cash charge reducing previously reported net income for the quarter ended March 31, and the six months ended June 30, 2009, of approximately $346,000, or $0.01 per basic and diluted share, and corresponding adjustments to increase previously reported current and total liabilities and decrease previously reported stockholders’ equity in the Company’s balance sheets as of March 31, and June 30, 2009.
The Company’s management and Audit Committee have discussed the matters disclosed in Item 4.02 of this Form 8-K with Piercy Bowler Taylor & Kern, Certified Public Accountants, the Company’s independent registered accounting firm.
The Company is filing the aforementioned amended Quarterly Reports on Forms 10-Q/A for the quarters ended March 31, and June 30, 2009 on the date hereof, which amended reports contain more detailed financial information regarding the effects of these restatements and management’s revised evaluations of the Company’s disclosure controls and procedures.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Exhibits

99.1	Press Release issued September 8, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.
Dated: September 8, 2009	By:	/s/ David Goldberg
		Name:	David Goldberg
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Youbet.com, Inc. Press Release dated September 8, 2009.